EXHIBIT 10.27

                                 PROMISSORY NOTE

$250,000.00                                                          May 1, 1999
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         FOR VALUE RECEIVED, the undersigned, Outlook Sports Technology, Inc., a
Corporation located at 100 Grand Street, New York, NY 10013 ("Borrower"), promises to pay to the order of Paul H. Berger an individual with an address at 450 North End Ave., Apt. 22F, New York, NY 10282 ("Lender"), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) or such lesser amount as set forth below, of which One Hundred Thousand Dollars ($100,000) shall be due and payable, together with interest thereon calculated at the prime lending rate per annum, on March 1, 2000 (the "First Maturity Date") and One Hundred Fifty Thousand Dollars ($250,000) shall be due and payable, together with interest thereon calculated at the prime lending rate per annum, on April 20, 2004 (the "Second Maturity Date").

         Notwithstanding the foregoing, the entire amount of Two Hundred Fifty Thousand Dollars ($250,000) due pursuant to this promissory note shall be due and payable within five days following the closing of a public offering of the Borrower's equity securities resulting in gross proceeds equal to or greater than $5,000,000.

         Borrower may repay all or any portion of the amount hereof without penalty at any time and from time to time prior to each respective Maturity Date.

         All payments shall be payable in lawful money of the United States of America in immediately available funds at the office of the Lender or his assignee.

         Borrower hereby waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this promissory note.

         This promissory note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of the Lender and his successors and assigns. This promissory note shall be governed as to validity, interpretation and effect by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, irrespective of any form in which any action may be brought to enforce or secure an interpretation of this promissory note and irrespective of the place of business, address or domicile of Borrower or the Company.

         IN WITNESS WHEREOF, the undersigned has executed this promissory note on the day and year first above written.

                                                 OUTLOOK SPORTS TECHNOLOGY, INC.

                                                           BY: /S/ JAMES DODRILL

                                                        James Dodrill, President